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                                  EXHIBIT 4.5


                       FIRST AMENDMENT TO ESCROW AGREEMENT


      THIS FIRST AMENDMENT TO ESCROW AGREEMENT is entered into effective March 25, 1998, in order to amend that certain Escrow Agreement, dated November 4, 1992 (the "Escrow Agreement"), among Pacific Corporate Trust Company (the "Escrow Agent"), Soligen Technologies, Inc. (the "Company"), and Yehoram Uziel, Adam L. Cohen, Charles Lewis, Massachusetts Institute of Technology and Chelsea Capital Corporation (individually referred to as "Shareholder"). (All Shares previously held by Adam L. Cohen have been transferred to Yehoram Uziel, and therefore Mr. Cohen is not a party to this agreement).

1. Paragraphs 7 and 8 of the Escrow Agreement are hereby deleted in their entirety and replaced by the following new paragraph 7:

"7.   RELEASE FROM ESCROW

      7.1 The Shareholder irrevocably directs the Escrow Agent to retain the Shares until the Shares are released from escrow pursuant to subsection 7.2.

      7.2 The Escrow Agent will not release the Shares from escrow until the earlier of:

            (i) the date(s) upon which the Escrow Agent has received a letter from the Superintendent or the Exchange consenting to the release, which release shall be based on the Earn-out Formula provided in Schedule "B" attached hereto and which release shall be in accordance with and governed by the provisions contained in Local Policy Statement 3-07 and the rules of the Exchange; or

            (ii) November 3, 2002 at which time any Shares remaining in escrow shall be released.

      7.3 The approval of the Superintendent or the Exchange to a release from escrow of any of the Shares shall terminate this Agreement only in respect of the Shares so released."

2. Paragraphs in the Escrow Agreement subsequent to the above-stated new paragraph 7 shall be renumbered to reflect the foregoing amendment.

3. Except as set forth herein, the Escrow Agreement shall continue in full force and effect in accordance with its terms.


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      The Parties have executed and delivered this Agreement as of the date of reference of this Agreement.


THE COMMON SEAL OF PACIFIC             )
CORPORATE TRUST COMPANY was            )
hereunder affixed in the presence of:  )
                                       )
-------------------------------------- )
Authorized Signatory                   )    C/S
                                       )
-------------------------------------- )
Authorized Signatory                   )

THE COMMON SEAL OF SOLIGEN             )
TECHNOLOGIES, INC. (FORMERLY WDF       )
CAPITAL CORP.) was hereunto affixed in )
the presence of:                       )


-------------------------------------- )
Authorized Signatory                   )    C/S
                                       )
-------------------------------------- )
Authorized Signatory                   )

SIGNED, SEALED AND DELIVERED by        )
YEHORAM UZIEL in the presence of:      )
-------------------------------------- )
Name                                   )
-------------------------------------- )  --------------------------------------
Address                                )  Yehoram Uziel
-------------------------------------- )
City/State                  (Zip)      )
-------------------------------------- )
Occupation                             )

SIGNED, SEALED AND DELIVERED by        )
CHARLES LEWIS in the presence of:      )
                                       )
-------------------------------------- )
Name                                   )  --------------------------------------
-------------------------------------- )  Charles Lewis
Address                                )
-------------------------------------- )
City/State                  (Zip)      )
-------------------------------------- )
Occupation                             )


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MASSACHUSETTS INSTITUTE OF
TECHNOLOGY

BY:

-------------------------------------
Name

-------------------------------------
Title


THE COMMON SEAL OF CHELSEA
CAPITAL CORPORATION was hereunto
affixed in the presence of:

------------------------------------- )
Authorized Signatory                  )    C/S
                                      )
------------------------------------- )
Authorized Signatory                  )


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